EX 99-c
Form 10-K for 2001
File No. 1-8610

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 11-K

ANNUAL REPORT

Pursuant to Section 15(d) of the
Securities Exchange Act of 1934

For the fiscal year ended December 31, 2001

Commission File Number l-8610

Ameritech Savings and Security Plan for Non-Salaried Employees

SBC COMMUNICATIONS INC.

175 E. Houston, San Antonio, Texas 78205

            Financial Statements, Supplemental Schedule and Exhibit

                               Table of Contents
                                                                              Page

Report of Independent Auditors:  Ernst & Young LLP...........................   1

Financial Statements:

      Statements of Net Assets Available for Benefits as of
      December 31, 2001 and 2000.............................................   2

      Statement of Changes in Net Assets Available for Benefits for the
      Year Ended December 31, 2001...........................................   3

      Notes to Financial Statements..........................................   4

Supplemental Schedule:

      Schedule H, Line 4i - Schedule of Assets (Held at End of Year).........   8

Exhibit:

      23-a  Consent of Ernst & Young LLP

                         REPORT OF INDEPENDENT AUDITORS

Ameritech Corporation, Plan Administrator
   for the Ameritech Savings and Security Plan for Non-Salaried Employees

We have audited the accompanying statements of net assets available for benefits of the Ameritech Savings and Security Plan for Non-Salaried Employees
as of December 31, 2001 and 2000, and the related statement of changes in net assets available for benefits for the year ended December 31, 2001.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at
December 31, 2001 and 2000, and the changes in its net assets available for benefits for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole.  The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2001 is presented for the purpose of additional analysis and is not a required part of the financial statements, but is supplementary information required by the Department of
Labor's Rules and Regulations for Reporting and Disclosure under the Employee
Retirement Income Security Act of 1974.  This supplemental schedule is the responsibility of the Plan's management.  The supplemental schedule has been subjected to auditing procedures applied in our audits of the financial statements, and in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

ERNST & YOUNG LLP

San Antonio, Texas
June 21, 2002

         AMERITECH SAVINGS AND SECURITY PLAN FOR NON-SALARIED EMPLOYEES
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                              (Dollars in Thousands)

                                                 December 31,
                                           --------------------------
                                              2001           2000
                                           -----------     ----------
ASSETS

Investments (See Note 5)                 $  2,074,371   $  2,562,090
Employer contributions
  receivable                                    3,656          8,029
Participant contributions receivable            7,014          8,651
Dividends and interest receivable                 524            759
Receivable for investments sold - net             265          3,067
                                          -----------     ----------

  Total Assets                              2,085,830      2,582,596
                                          -----------     ----------

LIABILITIES

Other payable - net                                45         11,830
Administrative expenses payable                   655            237
                                          -----------     ----------

  Total Liabilities                               700         12,067
                                          -----------     ----------

  Net Assets Available for Benefits      $  2,085,130   $  2,570,529
                                          ===========     ==========

See Notes to Financial Statements.

         AMERITECH SAVINGS AND SECURITY PLAN FOR NON-SALARIED EMPLOYEES
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                       FOR THE YEAR ENDED DECEMBER 31, 2001
                              (Dollars in Thousands)

Net Assets Available for Benefits,
December 31, 2000                       $   2,570,529

Additions to Net Assets:
 Contributions:
  Participant contributions                    89,072
  Employer contributions                       44,168
                                          -----------

                                              133,240
                                          -----------

Investment Income:
 Dividends                                     43,404
 Interest                                      16,223
                                          -----------

                                               59,627
                                          -----------

   Total Additions                            192,867
                                          -----------

Deductions from Net Assets:
   Net depreciation in value of
   investments                                357,435
 Administrative expenses                        3,442
 Interplan transfers                            1,252
 Distributions                                316,137
                                          -----------

   Total Deductions                           678,266
                                          -----------

Net Assets Available for Benefits,
December 31, 2001                        $  2,085,130
                                          ===========

See Notes to Financial Statements.

        AMERITECH SAVINGS AND SECURITY PLAN FOR NON-SALARIED EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1. Merger of Plan Sponsor - In October 1999, Ameritech Corporation (Ameritech)
   and a wholly owned subsidiary of SBC Communications Inc. (SBC) merged, resulting in Ameritech becoming a wholly owned subsidiary of SBC (the merger).  As a result of the merger, each share of Ameritech common stock held by the Ameritech Savings and Security Plan for Non-Salaried Employees
   (the Plan) was automatically converted to 1.316 shares of SBC common stock.  The conversion did not represent a Plan transaction and no gain or loss was recognized.

2. Plan Description - The Plan was established by Ameritech to provide a convenient way for eligible non-salaried employees of participating
   Ameritech companies to save for retirement on a regular and long-term basis.  The following description of the Plan provides only general information.  The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting of contributions and Plan expenses.  The Plan is summarized in the Summary
   Plan Description, which has been distributed to all participants.
   Participants should refer to the official Plan documents for a more complete description of the Plan's provisions.  The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

   During 2001, participants could invest in various combinations of five funds: the SBC Shares Fund, the Equities Market Plus Fund, the Fixed Income
   Fund, the Balanced Fund and the Diversified Telephone Portfolio (DTP) Fund,
   or for members of the International Brotherhood of Electrical Workers
   (IBEW) only, in the Union-sponsored International Brotherhood of Electrical
   Workers Locals Savings and Retirement Trust Fund (IBEW Fund - see Note 4).
   In addition, Communications Workers of America (CWA) members could elect to contribute to the CWA Savings and Retirement Trust Fund (CWA Fund).  Such
   contributions are made by the employee directly to the fund, rather than by payroll deduction.  The CWA Fund is not part of the Plan's financial statements.

   Company matching contributions are made solely in the form of shares of SBC common stock which are acquired weekly on an as needed basis.

   Although it has not expressed any intent to do so, Ameritech has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and any applicable collective bargaining agreements.  In the event that the Plan is terminated, subject to conditions set forth in ERISA, the Plan provides that the net assets will be distributed to participants whose employment has terminated in an amount equal to their respective interests in such assets; assets attributable to participants whose employment has not terminated will remain in the Plan until such employment terminates.

3. Accounting Policies - The financial statements of the Plan are prepared using the accrual method of accounting.  The values of investments are determined as follows: SBC common shares on the basis of the closing price as reported on the New York Stock Exchange; contracts with insurance companies and other financial institutions at principal plus reinvested interest; common/collective trusts and other group trusts at net asset values per share obtained from published sources or fund manager; and
   temporary cash investments and participant loans at cost, which approximates fair value.  Purchases and sales of securities are reflected as of the trade date.  Dividend income is recognized on the ex-dividend date.  Interest earned on investments is recognized on the accrual basis.

   The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

   In June 1998, the Financial Accounting Standards Board issued Statement No.
   133, "Accounting for Derivative Instruments and Hedging Activities" (FAS
   133), which requires all derivatives to be recorded on the statement of net assets available for benefits at fair value, and requires changes in the fair value of the derivatives to be recorded on the statement of changes in net assets available for benefits.  The Plan adopted FAS 133 on January 1,
   2001, as a one-time, noncash cumulative effect of accounting change.
   However, because of the Plan's minimal use of derivatives, the adoption of this standard did not have a significant effect on the Plan's financial position or results of operations.

4. IBEW Fund - In order to allow eligible employees to participate in the IBEW
   Fund investment option, the Plan adopted the provisions of the IBEW Savings and Retirement Group Trust (IBEW Group Trust) effective January 1, 1988, for the limited purpose of and for specifically complying with the requirements of Revenue Ruling 81-100 related to group trusts.  The Plan, by agreement, participates in the IBEW Group Trust with respect to participant eligibility, contribution, distribution and withdrawal requirements as administered by Ameritech (the Participating Employer), and with respect to maintaining participant records and IBEW Fund accounting through the Trustee.  The Plan's equitable interest in the IBEW Group Trust at December 31, 2001 and 2000 was 2.41% and 2.30%, of the net assets available for benefits of the IBEW Group Trust.  The Plan's interest is valued on a per unit basis, changes in which represent periodic investment income, net of expenses related to administration of the IBEW Group Trust and investment management services.

5. Investments - Investments representing 5% or more of Plan net assets at either December 31, 2001 or 2000 were:

                                                      2001           2000
                                                   ---------     ----------
   Employee Stock Ownership Plan -
   Special Stock Fund*
   ---------------------------------------------------
   SBC common shares:
      Allocated                                  $   471,063    $   601,131

   SBC Shares Fund
   ---------------
   SBC common shares                             $ 1,076,394    $ 1,430,296

   Equities Market Plus Fund
   -------------------------
   IRT Ameritech Collective Equity Fund          $   134,463    $   129,856

   * Nonparticipant-directed

   During 2001, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value as follows:

   SBC Common Stock                       $ (350,465)
   Common Collective Trusts                   (6,970)
                                           ----------
   Total                                   $(357,435)
                                           ==========

   The Fixed Income Fund consists of contracts with various financial institutions and insurance companies that promise to repay principal plus accrued income at contract maturity, subject to the creditworthiness of the issuer.  Interest crediting rates are generally established when the contract is purchased and are not reset.  For the year ended December 31,
   2001, the average interest rate earned on these contracts was 6.11%.  At
   December 31, 2001 the fixed crediting interest rates on these contracts ranged from 4.41% to 7.25%.  At December 31, 2000, the fixed crediting interest rates on these contracts ranged from 5.38% to 7.52%.  No valuation reserves were recorded to adjust contract amounts as of December 31, 2001 or 2000.

   The Fixed Income Fund invests in both guaranteed investment contracts
   (GICs) and synthetic investment contracts (SICs).  SICs differ from GICs in that the assets supporting the SICs are owned by the Plan.  A bank or insurance company issues a wrapper contract that allows participant directed transactions to be made at contract value.  Wrapper contracts are valued as the difference between the fair value of the supporting assets and the contract value. The assets supporting the SICs generally consist of high quality fixed income securities.

6. Nonparticipant-Directed Investments - Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments (held in the Special Stock Fund) as of
   December 31 is as follows:

                                               2001          2000
                                             ---------    ----------
   Assets
   ------
   SBC common shares:
      Allocated                             $ 471,063    $ 601,131
   Temporary cash investments                   1,055           45
   Employer Contributions receivable            3,656        8,029
   Dividends and interest receivable                8           37
                                            ---------    ---------

      Total Assets                            475,782      609,242
                                            ---------    ---------

   Liabilities
   -----------
   Other payable-net                              550        2,776
   Administrative expenses payable                  -           11
                                            ---------    ---------

      Total Liabilities                           550        2,787
                                            ---------    ---------

      Net Assets Available for Benefits     $ 475,232    $ 606,455
                                            =========    =========

                                                             2001
                                                         ---------
   Net Assets Available for Benefits,
   December 31, 2000                                     $ 606,455

      Contributions                                         44,168
      Dividends and interest                                12,433
      Net depreciation in value of investments            (110,431)
      Transfers of participants' balances - net            (11,573)
      Administrative expenses                                  (55)
      Distributions to participants                        (65,765)
                                                          ---------
                                                          (131,223)
                                                          ---------
   Net Assets Available for Benefits,
   December 31, 2001                                     $ 475,232
                                                         =========

8. Tax Status - The Internal Revenue Service issued a determination letter on
   April 16, 1996, stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).
   The Plan has been amended since the determination letter was received.  The
   Plan Administrator believes that the Plan is currently designed and is operating in compliance with the applicable requirements of the IRC.

   On February 28, 2002, the Plan filed for, but has not yet received, a new tax determination letter from the IRS to reflect legally required changes and other changes made to the Plan since the previous determination letter was issued.

9. Reconciliation of Financial Statements to Form 5500 - The following is a reconciliation of Net Assets Available for Benefits per the financial statements to the Form 5500 as of December 31:

                                                        2001          2000
                                                    -----------    -----------
   Net Assets Available for Benefits per the
    Financial Statements                            $ 2,085,130   $  2,570,529

   Less: Distributions payable to participants            9,794         66,274
                                                    -----------    -----------
   Net Assets Available for Benefits per the
    Form 5500                                      $  2,075,336   $  2,504,255
                                                    ===========    ===========

   The following is a reconciliation of distributions to participants per the financial statements to the Form 5500 for the year ended December 31:

                                                                       2001
                                                                   -----------
   Distributions to participants per the
    Financial Statement                                             $  316,137

   Add:  Distributions payable to participants at
         December 31, 2001                                               9,794

   Less: Distributions  payable to  participants
         at December 31, 2000                                           66,274
                                                                   -----------
   Distributions  to  participants  per the
    Form 5500                                                       $  259,657
                                                                   ===========

   Distributions payable to participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to
   December 31, but not yet paid as of that date.

         AMERITECH SAVINGS AND SECURITY PLAN FOR NON-SALARIED EMPLOYEES
                          EIN 36-3251481, PLAN NO. 004

         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                               December 31, 2001
                             (Dollars in Thousands)

                                          Description of                 Current
           Identity of Issue                Investment          Cost      Value
  ------------------------------------  --------------------   -----------------
  Employee Stock Ownership Plan -
  -------------------------------
  Special Stock Fund
  ------------------
  *  SBC common shares:
       Allocated                         12,026,123 shares  $  198,823 $ 471,063
  *  Boston Safe Deposit and Trust        Temporary cash
      Company                              investments           1,055     1,055
                                                               -----------------
       Total Special Stock Fund                                199,878   472,118
                                                               -----------------

  SBC Shares Fund
  ---------------
  *  SBC common shares                   27,480,065 shares             1,076,394
  *  Boston Safe Deposit and Trust        Temporary cash
      Company                              investments                     2,312
                                                                       ---------
       Total SBC Shares Fund                                     **    1,078,706
                                                                       ---------

  Fixed Income Fund
  -----------------
     Allstate Life Insurance Company    Synthetic contract
                                         wrapper 77079,
                                            5.54%, ***                      (262)
     INVESCO                            Group Trust: Lambda I             10,232
                                                                       ---------
                                                                           9,970

     Business Men's Assurance Company     5.75%, 11/17/03                  2,381
     CDC Financial Products               5.38%, 10/15/03                  2,022
     JP Morgan Chase Bank                Synthetic contract
                                         wrapper #433420-T,
                                            5.89%, ***                      (630)
     United States Treasury                Treasury Note                   6,930
     Sears Credit Account Trust          Retail Credit Card                4,232
     Copelco Capital Funding
      Corporation                        Small Equipment Lease             3,727
     Federal Home Loan Mortgage          Agency Debentures                 3,126
     Federal National Mortgage                FHA/VA
      Association                         Reperforming Pass                2,640
     Federal National Mortgage                FHA/VA
      Association                         Reperforming Pass                2,375
     Federal National Mortgage                FHA/VA
      Association                         Reperforming Pass                2,205
     Daimler Crysler Auto Trust             Prime Auto                     1,865
     Ford Auto Owners Trust                 Prime Auto                     1,554
     JP Morgan Chase Bank                  Cash on Hand                      243
                                                                       ---------
                                                                          28,267
     Continental Assurance Company       Synthetic contract
                                         wrapper #63005611,
                                            5.99%, ***                      (226)

     INVESCO Group Trust for             Group Trust: Beta
      Retirement Savings                                                   7,164
                                                                       ---------
                                                                           6,938

     John Hancock Life Insurance         4.83%, 03/03/03
      Company                                                              4,015

     Metropolitan Life Insurance        Synthetic contract
      Company                             wrapper #28434,
                                            6.48%, ***                    (1,614)
     Federal National Mortgage
      Association                        Agency Debentures                 5,372
     Federal Home Loan Mortgage
      Company                            Agency Debentures                 4,853
     Commercial Mortgage Asset
      Trust                                  Conduit                       4,352
     Fleet Credit Card Master
      Trust II                          Bank Credit Card                   3,768
     Honda Auto Receivables Owner
      Trust                               Prime Auto                       3,632
     Nissan Auto Owners Trust             Prime Auto                       3,112
     United States Treasury              Treasury Note                     2,168
     Ford Credit Auto Owners Trust        Prime Auto                       1,957
     MBNA Master Credit Card Trust
      USA                                Monoline Credit Card              1,610
     Metropolitan Life Insurance
      Company                             Cash on Hand                       196
                                                                          ------
                                                                          29,406

     Metropolitan Life Insurance
      Company                             6.92%, 10/29/03                  2,164
     Metropolitan Life Insurance
      Company                             6.99%, 11/21/03                  2,156
     Monumental Life Insurance          Synthetic contract
      Company                              wrapper#76TR,
                                             6.10%, ***                     (476)
     Federal Home Loan Mortgage
      Company                            Agency Debentures                 5,211
     American Express Credit Account      Monoline Credit
      Master Trust                             Card                        5,154
     Pinnacle CBO Ltd.                     Cash Flow CBO                   3,824
     Keycorp                                 Conduit                       2,988
     Home Ownership Funding
      Corporation                       Step Down Preferred                2,061
     General Electric Capital
      Corporation                        Corporate Finance                 2,165
     Federal National Mortgage
      Association                       Multifamily Balloon                1,946
     Home Ownership Funding
      Corporation II                    Step Down Preferred                1,719
     CIT Equipment Collateral           Small Equipment Lease              1,613
     Premier Auto Trust                     Prime Auto                       795
     Monumental Life Insurance
      Company                              Cash on Hand                      417
                                                                       ---------
                                                                          27,417

     Monumental Life Insurance
      Company                             7.25%, 09/02/03                  2,194
     Monumental Life Insurance
      Company                             7.08%, 10/01/03                  2,178
     New York Life Insurance Company      4.41%, 06/02/03                  2,007
     Pruco Life Insurance Company         6.02%, 01/18/05                  2,116
     Pruco Life Insurance Company         6.03%, 08/11/03                  2,434
     Pruco Life Insurance Company         7.03%, 11/21/05                  2,153

     State Street Bank and Trust         Synthetic contract
      Company                              wrapper #96041,
                                             6.39%, ***                     (503)
     Federal Home Loan Mortgage
      Company                            Agency Debentures                 6,253
     Capital Auto Master Trust              Prime Auto                     4,047
     Case New Holland Equipment Trust    Large Equipment Loan              3,862
     American Express Credit Account
      Master Trust                       Monoline Credit Card              3,135
     Ford Credit Auto Owners Trust          Prime Auto                     3,006
     Federal National Mortgage
      Company                            Agency Debentures                 2,801
     MBNA Master Credit Card Trust
      USA                                Monoline Credit Card              1,626
     Toyota Auto Receivables Owner
      Trust                                 Prime Auto                     1,084
     Green Tree Home Equity Loan
      Trust                             Home Equity Monoline               1,385
     Sears Credit Account Master
      Trust                              Retail Credit Card                  776
     Providian Master Trust             Monoline Credit Card                 324
     Sears Credit Account Master
      Trust                              Retail Credit Card                  100
     State Street Bank and Trust
      Company                             Cash on Hand                       137
                                                                       ---------
                                                                          28,033
     Union Bank of Switzerland AG       Synthetic contract
                                         wrapper #5029,
                                            5.96%, ***                      (504)
     Union Acceptance Corp.               Sub Prime Auto                   5,650
     Residential Asset Securities
      Corporation                       Home Equity Senior Sub             4,516
     Federal Home Loan Mortgage
      Company                            Agency Hybrid ARM                 3,485
     Federal National Mortgage
      Association                        Agency Debenture                  3,361
     Copelco Capital Funding
      Corporation                       Small Equipment Lease              3,104
     Fleet Credit Card Master
      Trust II                           Bank Credit Card                  3,077
     AmeriCredit Auto Receivables
      Trust                               Sub Prime Auto                   2,991
     TIAA Retail Commercial Trust             Conduit                      2,815
     Chase Credit Card Master Trust      Bank Credit Card                  2,552
     Union Bank of Switzerland AG          Cash on Hand                    1,202
                                                                       ---------
                                                                          32,249

  * Boston Safe Deposit and Trust        Temporary cash
     Company                               investments                     8,512
                                                               -----------------
       Total Fixed Income Fund                                   **      196,612
                                                               -----------------

  Equities Market Plus Fund
  -------------------------
    IRT Ameritech Collective Equity
     Fund                                4,647,871 units                 134,463
  * Boston Safe Deposit and Trust        Temporary cash
     Company                               investments                       532
                                                               -----------------
      Total Equities Market Plus Fund                            **      134,995
                                                               -----------------

  Balanced Fund
     -------------
    Bankers Trust Pyramid Balanced
     Fund                                 281,283 units                   72,547
  * Boston Safe Deposit and Trust        Temporary cash
     Company                               investments                       262
                                                               -----------------
      Total Balanced Fund                                        **       72,809
                                                               -----------------

  Diversified Telephone Portfolio
  ----------------------------------
  (DTP) Fund
  ----------
    AT&T Corporation common shares        262,611 shares                   4,764
    BellSouth Corporation common
     shares                               285,810 shares                  10,904
  * SBC Communications common shares      536,295 shares                  21,007
    Verizon Communications common
     shares                               225,901 shares                  10,721
  * Boston Safe Deposit and Trust        Temporary cash
     Company                               investments                        66
                                                               -----------------
      Total DTP Fund                                             **       47,462
                                                               -----------------

  IBEW Fund
  ---------
  IBEW Savings/Security Master
   Investment Fund                       5,230,331 units                   5,230
  * Boston Safe Deposit and Trust       Temporary cash
    Company                              investments                          52
                                                               -----------------
      Total IBEW Fund                                            **        5,282
                                                               -----------------

  Loan Fund
  ---------
  * Loans to Plan Participants             6.00% - 8.00%                  66,379
  * Boston Safe Deposit and Trust       Temporary cash
     Company                              investments                          8
                                                               -----------------
      Total Loan Fund                                            **       66,387
                                                               -----------------

         TOTAL                                                       $ 2,074,371
                                                                       =========

*     Party-in-Interest.
**    Participant-directed investment, cost not required.
***   Synthetic investment, no stated maturity.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan
Administrator for the Plan has duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                              AMERITECH SAVINGS AND SECURITY
                                              PLAN FOR NON-SALARIED EMPLOYEES

                                              By Ameritech Corporation, Plan
                                              Administrator for
                                              the Foregoing Plan

                                               By /s/ Karen E. Jennings
                                                  Karen E. Jennings
                                                  Senior Executive Vice
                                                  President-
                                                  Human Resources

Date: June 28, 2002

                                 EXHIBIT INDEX

     Exhibit identified below, is filed herein as exhibit hereto.

   Exhibit
   Number

     23     Consent of Independent Auditors: Ernst & Young LLP.

                                                                           EX 23
                                                              Form 11-K for 2001
                                                                 File No. l-8610

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8, No. 333-88667) pertaining to the Ameritech Savings and Security
Plan for Non-Salaried Employees of our report dated June 21, 2002, with respect to the financial statements and supplemental schedule of the
Ameritech Savings and Security Plan for Non-Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

ERNST & YOUNG LLP

San Antonio, Texas
June 21, 2002